Exhibit 1.01 to Form SD

CONFLICT MINERALS REPORT

CISCO SYSTEMS, INC.

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Cisco Systems, Inc. (herein referred to as “Cisco,” the “Company,” “we,” “our” and “us”) is committed to sourcing components and materials from companies that share our values regarding human rights, ethics, and environmental responsibility. Our supply chain responsibility practices include the sourcing of minerals used in our products. As Cisco does not directly procure minerals from mines, or the smelters or refiners (“SORs”) that process them, we work to advance responsible mineral sourcing in the upstream supply chain through our policies and due diligence practices.

About this Report

This Conflict Minerals Report (“CMR”) has been prepared by Cisco. The information contained herein includes the activities of Cisco’s majority-owned subsidiaries and variable interest entities that are required to be consolidated for financial reporting purposes. It does not include the activities of variable interest entities that are not required to be consolidated for financial reporting purposes.

This CMR for the reporting period January 1 to December 31, 2018 is presented to comply with the final conflict minerals implementing rules (“Final CM Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by the SEC order issued on May 2, 2014. The Final CM Rules were adopted by the SEC to implement the reporting requirements mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Final CM Rules impose reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals (as defined below) that are necessary to the functionality or production of such products. “Conflict Minerals” are currently defined by the SEC as Cassiterite, Columbite-Tantalite (Coltan), Gold, Wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten, and gold (collectively or individually, as appropriate, “3TG”).

To comply with the Final CM Rules, we conducted due diligence on the source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups in any of these countries.

I. Overview

Company Overview

Cisco designs, manufactures, and sells Internet Protocol-based networking and other products related to the communications and information technology industry and provides services associated with these products and their use.

Products Overview

Cisco has product and service revenue in the following five categories: Infrastructure Platforms, Applications, Security, Other Products, and Services. The Infrastructure Platforms product category represents our core networking offerings of switching, routing, data center products and wireless. The Applications product category consists primarily of software-related offerings that utilize the core networking and data center platforms to provide their functions. The information set forth under the subheading “Products and Services” in “Item 1. Business” of our most recent Annual Report on Form 10-K, filed with the SEC on September 6, 2018, is incorporated herein by reference.

Supply Chain Overview

Cisco’s supply chain operations encompass the development, manufacture, distribution and take-back of our products. This includes sourcing, order management, manufacturing, delivery, and “reverse logistics” (which refers to logistics relating to the return, reuse and/or recycling of products).

We spend billions of dollars each year with a complex community of thousands of suppliers around the world. We have categorized our suppliers into three types: manufacturing partners, component suppliers, and logistics and service providers. Certain component suppliers, e.g. packaging suppliers, as well as logistics and service providers were excluded from the reasonable country of origin inquiry (“RCOI”) and due diligence measures discussed below because we have concluded that they do not provide Cisco with any products within the scope of the Final CM Rules.

Due to Cisco’s commitment to responsible sourcing, we commenced conflict minerals-related due diligence on a voluntary basis in 2012. As Cisco does not have a direct relationship with 3TG SORs, we collaborate with our suppliers and other companies within our sector to implement many of our Conflict Minerals compliance policies and processes.

Cisco requires “In-Scope Suppliers,” defined as suppliers within our product supply chain that could potentially be supplying products/components that contain 3TG, to provide information regarding the origin, source and chain of custody of the Conflict Minerals contained in our product components and materials. Cisco has relied upon such information in the preparation of this CMR.

Overview of Cisco’s Alignment with Existing Conflict Minerals Industry Initiatives

Cisco has been a member of the Responsible Business Alliance (“RBA”) since April 2008 and is a participant in the RBA’s Responsible Materials Initiative (“RMI,” member code CSCO). We support this multi-industry initiative that audits SORs’ sourcing activities. We have adopted the RMI’s standard industry tools and templates, including the Responsible Minerals Assurance Process (“RMAP”) and Conflict Minerals Reporting Template (“CMRT”). The RMAP is a standardized audit protocol for SORs that assesses management systems for responsible sourcing and also determines country of origin of the minerals processed. The CMRT is a data collection tool designed to enable our In-Scope Suppliers to investigate, determine and disclose the identity of the SORs that are in their supply chains. Additionally, Cisco participates in RMI subcommittees to support advancement in mineral due diligence activities and tools.

II. Design of Cisco’s Responsible Minerals Program

Summary of Cisco’s Responsible Minerals Program

We now refer to our minerals sourcing compliance program, previously known as our Conflict Minerals Program, as Cisco’s Responsible Minerals Program, and we now refer to the associated policy as Cisco’s Responsible Minerals Policy. Our Responsible Minerals Program works across our supply chain organization and is designed to advance ethical sourcing and risk mitigation in multiple ways:

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Policy Management: Our Responsible Minerals Policy is designed to set clear expectations for our suppliers, and we have established a governance structure for internal management and evaluation of the due diligence process including situational decision making and escalation processes regarding supplier behavior.

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Due Diligence Plan: Our due diligence activities include identifying and mitigating risk in 3TG sourcing to comply with applicable laws and regulations, and to help us achieve our responsible sourcing goals.

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Collaboration and Community: Cisco collaborates with industry peers in seeking to address systemic obstacles to greater transparency with respect to minerals-related sourcing activity. We also engage further upstream with manufacturing partners and suppliers, and we operate through the RMI to engage SORs and mining companies to strengthen our ability to source responsibly.

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Advancing Mineral Supply Chain Transparency: Cisco is exploring new technologies for enabling data transfer from mines to the downstream supply chain, with the goal of increasing visibility and supporting ethical mineral sourcing.

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Communicating Impact: Cisco reports on our policy, activities, and results in our annual SEC filing pertaining to Conflict Minerals, to which this CMR is an exhibit, and also in other forms of public reporting, such as our annual Corporate Social Responsibility (“CSR”) Report, to inform our stakeholders.

Cisco’s Responsible Minerals Program Design and Alignment to the OECD’s Five Steps

Cisco designed its due diligence with respect to the source and chain of custody of the 3TG contained in its products based on the five-step due diligence framework set forth in the Third Edition of the Organisation for Economic Co-operation and Development’s (“OECD’s”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“CAHRAs”), including the supplements thereto.

1.	Establish Strong Company Management Systems

Responsible Minerals Policy: Cisco has revised and renamed its policy, now known as its Responsible Minerals Policy, for the responsible sourcing of minerals. The Cisco Responsible Minerals Policy can be found on our corporate website, www.cisco.com, by clicking on “About Us,” then clicking on “Supplier Sustainability” under the “Doing Business with Cisco” header.

Internal Management Structure: Cisco maintains a governance structure for internal management and evaluation of the due diligence process relating to 3TG. Our internal Supply Chain Sustainability Team manages and implements our 3TG due diligence practices. The team notifies senior management in our supply chain organization of changes in risk level and due diligence results. Our supply chain organization produces the Form SD that is filed annually with the SEC, and prior to being filed, the Form SD is reviewed and signed by Cisco’s senior-most executive associated with responsible minerals—our supply chain organization’s chief of operations.

Mineral Supply Chain System of Controls: Cisco strives for transparency in our Conflict Mineral supply chain. We have implemented a system of controls that allows for the identification of upstream actors and the country of origin of minerals, using supplier surveys such as the RMI’s CMRT and data from the RMI’s RMAP. We collect, assess, and maintain, in a database, records of our due diligence efforts.

Supplier Engagement: Responsible mineral sourcing is one of the indicators reported and measured in Cisco’s Supplier Scorecard, which is reviewed regularly with suppliers and informs business decisions. Our aim in incorporating responsible mineral sourcing in the Supplier Scorecard is to drive accountability throughout the supplier relationship. Our suppliers receive points for returning complete and correct CMRTs and for meeting our responsible mineral sourcing requirements. If we find, in the course of conducting due diligence, that suppliers are not meeting Cisco’s expectations for responsible mineral sourcing, our practice is to direct them to develop and execute plans to improve performance.

Company Grievance Mechanism: Cisco has a company-level grievance mechanism to collect concerns, questions, or grievances from any interested party regarding violations of the Responsible Minerals Policy. The grievance-receiving mechanism is the Cisco EthicsLine, our online corporate responsibility tool found on our corporate website, www.cisco.com, by clicking on “About Us” at the bottom of our homepage, and then on the resulting webpage clicking on the “Report Unethical Behavior” link under the “Doing Business with Cisco” header.

2.	Identify and Assess Risk in the Supply Chain

In-Scope Supplier Identification: To determine supplier risk levels, we first identify In-Scope Suppliers. A survey of In-Scope Suppliers is conducted using the CMRT, which provides a mechanism for In-Scope Suppliers to provide details regarding the SORs from which they source 3TG.

In-Scope Supplier CMRT Data Collection: The responses from the CMRT are collected in a database that we maintain that allows us to track responses and perform due diligence on that data.

In-Scope Supplier CMRT Analysis and Research: Once we receive CMRT responses, we analyze and research them. In-Scope Suppliers that provided, in our judgment, inaccurate or incomplete information are contacted again in order to correct the information, obtain additional information, and/or seek clarification on whether specific SORs contributed to Cisco products.

In-Scope Supplier Tracking and Monitoring: We track and monitor the completion of CMRTs by In-Scope Suppliers using internal tools. We escalate missing CMRTs to our Global Supplier Management Team in an effort to reach closure. Our policy is to conduct follow-up communications with In-Scope Suppliers whose CMRTs report SORs that are not RMAP “Conformant” (as defined hereinafter) or “Active” (as defined hereinafter), including conducting meetings with them to discuss progress toward removing non-Conformant SORs from their supply chains.

In-Scope Supplier Smelter Analysis and RCOI Determination: Cisco uses country of origin data obtained during RMAP SOR audits to determine country of origin of 3TG in our supply chain. We compare the list of SORs reported by our In-Scope Suppliers against the RMI Smelter Reference List to determine which SORs are validated by the RMI to be actual SORs. We then compare that list of validated SORs against the RMI’s list of RMAP Conformant SORs. To complete a RCOI determination, Cisco compares the list of the RMAP Conformant SORs reported by our suppliers against the RMI’s Reasonable Country of Origin Information Data List, which provides data on the country of origin of minerals processed by RMAP Conformant SORs, to create a list of countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated. We have included this list in this CMR as Addendum B.

3.	Design and Implement a Strategy to Respond to Identified Risks

Report Findings to Senior Management: Cisco’s supply chain organization leadership is notified of identified risks in our supply chain following the completion of the CMRT data collection process.

Create and Implement a Risk Management Plan: Cisco maintains a risk management plan and metrics for mitigation efforts. Based on the supplier-survey data, we determine risk mitigation procedures including working with suppliers to remove any non-Conformant SORs from the supply chain. Suppliers that are not making efforts to comply with our Responsible Minerals Policy may be escalated to our global supplier management organization for a determination as to whether to remove them from our supply chain.

SOR RMAP Conformant status may change, even during the same year in which the CMRT reporting step has been completed. We therefore monitor the RMAP participation status of SORs in our supply chain throughout the year via engagement with and updates from the RMI. We also monitor our suppliers’ adherence to Cisco’s Supplier Code of Conduct and Responsible Minerals Policy throughout the year, and we strive to hold them accountable through our Supplier Scorecard and other internal business processes.

4.	Support the Process for Independent Third-Party Audits of SORs

Cisco strongly supports independent, third-party audits at identified points in the supply chain, primarily through our membership and participation in the RMI and also by supporting other tools for advancing due diligence practices.

5.	Report on Supply Chain Due Diligence

Cisco publicly reports on our supply chain due diligence policies and practices in our annual CSR Report. We also publish, on our website, our annual SEC filing pertaining to Conflict Minerals, to which this CMR is an exhibit, and the CMR contains a list of SORs identified in our supply chain that are Conformant or Active. These documents can be found on our corporate website, www.cisco.com, by clicking on the “Site Map” link at the bottom of the homepage, then by clicking on the “About Cisco” link on the resulting webpage, and then on the resulting webpage clicking on “Supplier Sustainability” under the “Doing Business with Cisco” header.

III. Cisco’s 2018 RCOI and Due Diligence Measures and Results

Below are the actions performed for this reporting period in order to conduct the RCOI and exercise due diligence on the source and chain of custody of the necessary 3TG contained within our products that may or may not have originated from the Covered Countries and may or may not have come from recycled or scrap smelters or refiners.

In-Scope Supplier Survey Responses

During the reporting year, Cisco surveyed its In-Scope Suppliers using the CMRT. In total we surveyed 372 In-Scope Suppliers, of which 99% returned CMRTs to Cisco. These CMRTs were analyzed as part of our In-Scope Supplier SOR analysis. The 372 In-Scope Supplier number represents a reduction of 121 suppliers compared to the number surveyed during 2017. This reduction was driven by In-Scope Supplier merger and acquisition activities and by removing In-Scope suppliers who had reported the prior year that they do not provide 3TG.

Smelter and Refiner RCOI and Due Diligence Results

The results of Cisco’s due diligence on the source and chain of custody of Cisco’s necessary 3TG are the product of an iterative and escalating data collection and dialogue process with our In-Scope Suppliers, as described in the immediately foregoing section.

RCOI Results

As described above, Cisco compared the list of SORs reported by In-Scope Suppliers first against the RMI Smelter Reference List, then against the RMI’s list of RMAP Conformant SORs, and finally against the RMI’s RCOI Information Data List dated March 29, 2019 to create the list of countries set forth in Addendum B.

Due Diligence Results

Cisco’s In-Scope Suppliers identified 315 unique SORs, up from 313 unique SORs the previous reporting year. Of such 315 unique SORs, 251 are conformant with the RMAP’s assessment protocols (collectively, “Conformant” smelters and refiners), and six are “Active” according to the RMAP, meaning that they either (i) have committed to undergo an audit by the RMAP or (ii) are participating in one or more of the other certification programs recognized by the RMAP (collectively, “Active” smelters and refiners). Table 1 below presents, by Conflict Mineral, the total number of unique SORs identified and the percentage that are either Conformant or Active. See Addendum A for a list of all identified SORs that are either Conformant or Active. The number of SORs in the Cisco supply chain for the 2018 reporting year that are either Conformant or Active has decreased by six from the previous reporting year: 257 SORs for the 2018 reporting year versus 263 SORs for the 2017 reporting year.

Table 1 – Conformant or Active Smelters and Refiners, by Conflict Mineral.

(as reported to Cisco by In-Scope Suppliers)

	Total Smelters and Refiners, by Conflict Mineral	Number Conformant or Active	Current Percentage Conformant or Active	Previous Percentage Conformant or Active
	(2018)*	(2018)	(2018)	(2017)	(2016)	(2015)
Gold	153	105	69%	73%	75%	73%
Tantalum	40	40	100%	98%	100%	100%
Tin	80	72	90%	91%	91%	86%
Tungsten	42	40	95%	93%	91%	88%

*	Includes smelters and refiners that are potential sources of 3TG

Based on the RMI’s March 29, 2019 RCOI data, the countries from which the 3TG sourced by the RMAP Conformant SORs in our supply chain may have originated are listed in Addendum B.

IV. Due Diligence Improvement Efforts

We intend to take the following steps to improve our due diligence measures and to further mitigate the risk that the 3TG contained in our products could benefit armed groups in the Covered Countries:

Policy Management:

Cisco issued a revised Responsible Minerals Policy in calendar year 2019 to acknowledge the change that was undertaken to conform the RMAP audit protocol to the updated OECD guidance addressing CAHRAs. The revised policy is also consistent with Cisco’s commitment to human rights globally.

Due Diligence Plan:

We plan to continue to enhance In-Scope Supplier communication and engagement to improve In-Scope Supplier data accuracy and completeness, and we intend to continue to exert influence throughout our supply chain through the use of supplier scorecards and review processes. Our goal is for suppliers to assure that they source 3TG from SORs that are conformant with the assessment protocols of the RMAP, including those that source responsibly from the Covered Countries and other CAHRAs.

In 2019, Cisco contributed financially to the RMI’s Upstream Due Diligence Smelter Fund. RMI has expanded its RMAP audit practice to extend beyond the Covered Countries to include due diligence on all CAHRAs. The fund will support SORs that are making the due diligence transition in locations where there is not currently an existing upstream due diligence mechanism. Our intention with our contribution is to maintain the high level of SOR participation in RMAP; to support the application of RMAP assessment protocols beyond the Covered Countries and into other high-risk areas toward the goal of producing a more holistic due diligence program; and to offset the due diligence cost of sourcing responsibly from CAHRAs in order to support peaceful economic activity in those regions.

Collaboration and Community:

Cisco intends to expand its industry collaboration efforts to increase SOR RMAP conformance, primarily through participation in the RMI. We intend to increase our involvement in RMI working groups including the RMI’s Smelter Engagement Team, which performs research and outreach to SORs to engage them in the RMAP process, and the RMI’s Multi-Stakeholder Group, which brings together members, due diligence partners, and other stakeholders in the minerals sourcing due diligence ecosystem to improve collaboration.

Advancing Mineral Supply Chain Transparency:

As part of our strategy for identifying risks in our mineral sourcing supply chain, Cisco is exploring the development of additional traceability technologies that build upon current industry standards and increase the accuracy with which downstream companies are able to report on the original source location of their materials. One such technology is distributed ledger technology, which secures data regarding the extraction, processing, and transportation of 3TG items included in Cisco products. In 2017, we initiated a collaboration with industry peers and a large-scale mining company that designed and tested prototypes at a small-scale mine in Africa. In 2018, the project began development of a technology pilot for use at a 3TG mine site. Our goal is to learn how the data generated at the start of the supply chain can be of greater value for downstream companies, and how it can become an additional peaceful economic driver for mining communities. Our intent is that we continue to move forward with the project in 2019.

Communicating Impact:

Cisco will continue to publish and disclose our responsible mineral sourcing activities through both this publicly filed CMR and also in our 2019 CSR Report, which we plan to issue later in the current calendar year.

V. Conclusion

Cisco continues to work towards achieving a responsible 3TG supply chain for our products. Given that we have received insufficient information with respect to certain smelters and refiners that may have processed the 3TG in our products, we are unable to conclude whether our products are conflict-free, and for this reason, pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, an independent private sector audit of the report presented herein has not been conducted.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence process improvement made in this CMR, as well as certain other statements made in this CMR, are forward-looking in nature and are based on Cisco’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors (such as whether industry organizations and initiatives such as the RBA and RMI remain effective as a source of external support to us in the Conflict Minerals compliance process and whether the results of our efforts to improve the due diligence process, to enhance industry collaboration regarding the same and to investigate possible investment in new supply chain compliance technologies will be effective) that may be outside of Cisco’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Cisco’s) are not incorporated by reference in, or considered to be a part of this CMR unless expressly incorporated by reference herein.

Addendum A

Conformant or Active Smelters or Refiners

(as reported to Cisco by In-Scope Suppliers)

Metal	Smelter Name	Country

Gold	L’Orfebre S.A.	ANDORRA

Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA

Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM

Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL

Gold	Marsam Metals	BRAZIL

Gold	Umicore Brasil Ltda.	BRAZIL

Gold	Asahi Refining Canada Ltd.	CANADA

Gold	CCR Refinery - Glencore Canada Corporation	CANADA

Gold	Royal Canadian Mint	CANADA

Gold	Planta Recuperadora de Metales SpA	CHILE

Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Gold	Heraeus Metals Hong Kong Ltd.	CHINA

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA

Gold	Jiangxi Copper Co., Ltd.	CHINA

Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA

Gold	Metalor Technologies (Suzhou) Ltd.	CHINA

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Gold	SAAMP	FRANCE

Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY

Gold	Aurubis AG	GERMANY

Gold	C. Hafner GmbH + Co. KG	GERMANY

Gold	DODUCO Contacts and Refining GmbH	GERMANY

Gold	Heimerle + Meule GmbH	GERMANY

Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Gold	SAXONIA Edelmetalle GmbH	GERMANY

Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	Bangalore Refinery	INDIA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA

Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Gold	8853 S.p.A.	ITALY

Gold	Chimet S.p.A.	ITALY

Gold	Italpreziosi	ITALY

Gold	Safimet S.p.A	ITALY

Gold	T.C.A S.p.A	ITALY

Gold	Aida Chemical Industries Co., Ltd.	JAPAN

Gold	Asahi Pretec Corp.	JAPAN

Gold	Asaka Riken Co., Ltd.	JAPAN

Gold	Chugai Mining	JAPAN

Gold	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN

Gold	Japan Mint	JAPAN

Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN

Gold	Kojima Chemicals Co., Ltd.	JAPAN

Gold	Matsuda Sangyo Co., Ltd.	JAPAN

Gold	Mitsubishi Materials Corporation	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN

Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN

Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN

Gold	Tokuriki Honten Co., Ltd.	JAPAN

Gold	Yamakin Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	JAPAN

Gold	Kazzinc	KAZAKHSTAN

Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF

Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF

Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF

Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	NH Recytech Company	KOREA, REPUBLIC OF

Gold	Samduck Precious Metals	KOREA, REPUBLIC OF

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF

Gold	Torecom	KOREA, REPUBLIC OF

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO

Gold	REMONDIS PMR B.V.	NETHERLANDS

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	JSC Uralelectromed	RUSSIAN FEDERATION

Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION

Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION

Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE

Gold	AU Traders and Refiners	SOUTH AFRICA

Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA

Gold	SEMPSA Joyeria Plateria S.A.	SPAIN

Gold	Boliden AB	SWEDEN

Gold	Argor-Heraeus S.A.	SWITZERLAND

Gold	Cendres + Metaux S.A.	SWITZERLAND

Gold	Metalor Technologies S.A.	SWITZERLAND

Gold	PAMP S.A.	SWITZERLAND

Gold	PX Precinox S.A.	SWITZERLAND

Gold	Valcambi S.A.	SWITZERLAND

Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA

Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA

Gold	Umicore Precious Metals Thailand	THAILAND

Gold	Istanbul Gold Refinery	TURKEY

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY

Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES

Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES

Gold	Advanced Chemical Company	UNITED STATES OF AMERICA

Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA

Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA

Gold	Materion	UNITED STATES OF AMERICA

Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA

Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN

Tantalum	LSM Brasil S.A.	BRAZIL

Tantalum	Mineracao Taboca S.A.	BRAZIL

Tantalum	Resind Industria e Comercio Ltda.	BRAZIL

Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA

Tantalum	F&X Electro-Materials Ltd.	CHINA

Tantalum	FIR Metals & Resource Ltd.	CHINA

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA

Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA

Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA

Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Jiangxi Tuohong New Raw Material	CHINA

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA

Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Tantalum	NPM Silmet AS	ESTONIA

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY

Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA

Tantalum	Asaka Riken Co., Ltd.	JAPAN

Tantalum	Global Advanced Metals Aizu	JAPAN

Tantalum	H.C. Starck Ltd.	JAPAN

Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN

Tantalum	Taki Chemical Co., Ltd.	JAPAN

Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF

Tantalum	KEMET Blue Metals	MEXICO

Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION

Tantalum	H.C. Starck Co., Ltd.	THAILAND

Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA

Tantalum	Exotech Inc.	UNITED STATES OF AMERICA

Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA

Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA

Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA

Tantalum	QuantumClean	UNITED STATES OF AMERICA

Tantalum	Telex Metals	UNITED STATES OF AMERICA

Tin	Metallo Belgium N.V.	BELGIUM

Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)

Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL

Tin	Mineracao Taboca S.A.	BRAZIL

Tin	Resind Industria e Comercio Ltda.	BRAZIL

Tin	Soft Metais Ltda.	BRAZIL

Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA

Tin	China Tin Group Co., Ltd.	CHINA

Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA

Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA

Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA

Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA

Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA

Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

Tin	Jiangxi New Nanshan Technology Ltd.	CHINA

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Tin	Yunnan Tin Company Limited	CHINA

Tin	CV Ayi Jaya	INDONESIA

Tin	CV Dua Sekawan	INDONESIA

Tin	CV Gita Pesona	INDONESIA

Tin	CV United Smelting	INDONESIA

Tin	CV Venus Inti Perkasa	INDONESIA

Tin	PT Aries Kencana Sejahtera	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA

Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA

Tin	PT Bangka Prima Tin	INDONESIA

Tin	PT Bangka Serumpun	INDONESIA

Tin	PT Bangka Tin Industry	INDONESIA

Tin	PT Belitung Industri Sejahtera	INDONESIA

Tin	PT Bukit Timah	INDONESIA

Tin	PT DS Jaya Abadi	INDONESIA

Tin	PT Inti Stania Prima	INDONESIA

Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA

Tin	PT Menara Cipta Mulia	INDONESIA

Tin	PT Mitra Stania Prima	INDONESIA

Tin	PT Panca Mega Persada	INDONESIA

Tin	PT Premium Tin Indonesia	INDONESIA

Tin	PT Prima Timah Utama	INDONESIA

Tin	PT Rajehan Ariq	INDONESIA

Tin	PT Refined Bangka Tin	INDONESIA

Tin	PT Sariwiguna Binasentosa	INDONESIA

Tin	PT Stanindo Inti Perkasa	INDONESIA

Tin	PT Sukses Inti Makmur	INDONESIA

Tin	PT Sumber Jaya Indah	INDONESIA

Tin	PT Timah Tbk Kundur	INDONESIA

Tin	PT Timah Tbk Mentok	INDONESIA

Tin	PT Tinindo Inter Nusa	INDONESIA

Tin	PT Tirus Putra Mandiri	INDONESIA

Tin	PT Tommy Utama	INDONESIA

Tin	Dowa	JAPAN

Tin	Mitsubishi Materials Corporation	JAPAN

Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA

Tin	Modeltech Sdn Bhd	MALAYSIA

Tin	Minsur	PERU

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES

Tin	Fenix Metals	POLAND

Tin	Metallo Spain S.L.U.	SPAIN

Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Tin	Thaisarco	THAILAND

Tin	Alpha	UNITED STATES OF AMERICA

Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA

Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA

Tungsten	ACL Metais Eireli	BRAZIL

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA

Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA

Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA

Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA

Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA

Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY

Tungsten	H.C. Starck Tungsten GmbH	GERMANY

Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Japan New Metals Co., Ltd.	JAPAN

Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF

Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Tungsten	Moliren Ltd.	RUSSIAN FEDERATION

Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION

Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA

Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA

Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM

Addendum B

Countries of Origin of Conflict Minerals

Countries from which Conflict Minerals in Cisco products may have originated based on the

RMI’s RCOI report dated March 29, 2019

Countries of Origin of Conflict Minerals

Australia	Honduras	Russian Federation

Austria	India	Rwanda

Benin	Indonesia	Senegal

Bolivia	Ireland	Sierra Leone

Brazil	Japan	South Africa

Burundi	Kazakhstan	Spain

Canada	Laos	Thailand

Chile	Madagascar	Togo

China	Malaysia	Uganda

Colombia	Mali	United Kingdom

Democratic Republic of the Congo	Mexico	United States of America

Ecuador	Mongolia	Uzbekistan

Eritrea	Mozambique	Vietnam

Ethiopia	Myanmar	Zimbabwe

France	Namibia

Germany	Nicaragua

Ghana	Nigeria

Guatemala	Panama

Guinea	Peru

Guyana	Portugal